EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2015-CCRE23 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Mount Street US (Georgia) LLP, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Walgreens Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Walgreens Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Walgreens Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Walgreens Portfolio Mortgage Loan, Fintech Trust Advisors LLC d.b.a. CRED iQ, as Trust Advisor for the Walgreens Portfolio Mortgage Loan prior to October 15, 2023, BellOak, LLC, as Trust Advisor for the Walgreens Portfolio Mortgage Loan on and after October 15, 2023, CoreLogic Solutions, LLC, as Servicing Function Participant for the Walgreens Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Walgreens Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the La Gran Plaza Mortgage Loan, LNR Partners, LLC, as Special Servicer for the La Gran Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the La Gran Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the La Gran Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the La Gran Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the La Gran Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the La Gran Plaza Mortgage Loan.

Dated: March 18, 2024

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)